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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): April 1, 2004

                                  CONNECTIVCORP
             (Exact name of registrant as specified in its charter)


          Delaware                       333-70663               06-1529524
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                           160 Raritan Center Parkway
                            Edison, New Jersey 08837

           (Address of principal executive offices including zip code)

                                 (732) 225-8910

              (Registrant's telephone number, including area code)


                                      N.A.
                                      ----
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On April 1, 2004, ConnectivCorp issued a press release announcing that it is raising its revenue guidance for the fiscal year 2004. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

     Our actual operating results could differ materially from those anticipated in our press release due to a variety of factors. These factors include but are not limited to the demand for our products including our soon to be launched Game Boy Advance video line; competitive factors in the businesses in which we compete; continued consumer acceptance of the gaming platforms on which our products operate and our products; preliminary customer orders becoming firm orders and being fulfilled by us in a timely fashion; adverse changes in the securities markets and the availability of and costs associated with sources of liquidity; changes in national, regional or local business conditions or economic environments; government fiscal and monetary policies; and legislative or regulatory changes that affect our business. The projected operating results discussed in the press release also do not take into account the effects of EITF 00-19 as discussed in our recently filed 10-Q for the quarter ended January 31, 2004, although the effects of this accounting pronouncement do not impact operating income.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c) The following exhibits are furnished with this report:

Exhibit No.         Description

99.1                Press Release issued by ConnectivCorp, dated April 1, 2004.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       CONNECTIVCORP
                                       (Registrant)

Dated: April 5, 2004
                                       By: /s/ Jesse Sutton
                                           -------------------------------------
                                           Jesse Sutton
                                           President and Chief Executive Officer